UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 1, 2015, a complaint, captioned City of Warren Police and Fire Retirement Systems v. Revance Therapeutics Inc., et al, CIV 533635, was filed in the Superior Court for San Mateo County, California against Revance Therapeutics, Inc. (the “Company”), the Company’s directors and executive officers at the time of the Offering (defined below), and the investment banking firms that acted as the underwriters in the Offering.

In general, the complaint alleges that the defendants misrepresented the Company’s then-present status of its RT001 clinical program and made false and misleading statements regarding the formulation, manufacturing and efficacy of its drug candidate, RT001, for the treatment of lateral canthal lines, known as crow’s feet lines, at the time of the Company’s June 19, 2014 follow-on public offering of common stock (the “Offering”). The complaint has been brought as a purported class action on behalf of those who purchased the Company’s common stock in the Offering and seeks unspecified monetary damages and other relief.

The Company believes that the class action lawsuit is without merit and intends to vigorously defend the action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer